77B Accountant's Report on Internal Control

[Ernst & Young logo]
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

                         Report of Independent Auditors

To the Shareholders and
Board of Trustees of Liberty-Stein Roe Funds Income Trust

In planning and performing our audits of the financial statements of the Liberty Income Fund (formerly, Stein Roe Income Fund) and Liberty Intermediate Bond Fund (formerly, Stein Roe Intermediate Bond Fund), two series of Liberty-Stein Roe Funds Income Trust (the "Trust"), for the year ended June 30, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2003.

This report is intended solely for the information and use of management and the Board of Trustees of Liberty-Stein Roe Funds Income Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                                            Ernst & Young LLP
Boston, Massachusetts
August 19, 2003


77O Transactions effected pursuant to Rule 10f-3

On January 28, 2003, Liberty Income Fund (Fund) purchased  $3,000,000 par value of common stock notes of Premcor Refining Group, Inc.
9.5% 02/01/2013 (Securities) for a total purchase price of $3,000,000 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc.
acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Morgan Stanley; Goldman, Sachs & Co.; Deutsche Bank Securities.

On January 28, 2003, Liberty Income Fund (Fund) purchased  $4,000,000 par value of common stock notes of Premcor Refining Group, Inc.
9.5% 02/01/2010 (Securities) for a total purchase price of $4,000,000 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc.
acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Morgan Stanley; Goldman, Sachs & Co.; Deutsche Bank Securities.


On April 3, 2003, Liberty Income Fund (Fund) purchased $2,250,000 par value of common stock notes of Liberty Media Corp 5.7% 5-15-13 (Securities) for a total purchase price of $2,241,675 from Lehman Brothers pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Lehman Brothers; Citigroup; Merrill Lynch & Co.; Banc of America Securities LLC; BNY Capital Markets, Inc.; Deutsche Bank Securities; ING Financial Markets; RBC Capital Markets; TD Securities; BNP Paribas; Credit Lyonnais Securitites; Fleet Securities, Inc.; JP Morgan; Scotia Capital; Wachovia Securities.

On April 3, 2003, Liberty Intermediate Bond Fund (Fund) purchased $3,750,000 par value of common stock notes of Liberty Media Corp 5.7% 5-15-13 (Securities) for a total purchase price of $3,736,125 from Lehman Brothers pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Lehman Brothers; Citigroup; Merrill Lynch & Co.; Banc of America Securities LLC; BNY Capital Markets, Inc.; Deutsche Bank Securities; ING Financial Markets; RBC Capital Markets; TD Securities; BNP Paribas; Credit Lyonnais Securitites; Fleet Securities, Inc.; JP Morgan; Scotia Capital; Wachovia Securities.